Exhibit 99

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the statement on Schedule 13G/A (Amendment No. 12) with respect to the ordinary shares, without nominal value, of SAP SE (f/k/a SAP AG) is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. Each of the undersigned hereby further agrees that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: January 21, 2016

/s/ Dr. Rouven Westphal - Attorney-in-Fact
DR. HASSO PLATTNER

HASSO PLATTNER GMBH & CO. BETEILIGUNGS-KG
By:	KP Beteiligungs-GmbH, as sole general partner

By:	/s/ Dr. Rouven Westphal
Name: Dr. Rouven Westphal
Title: Managing Director

HASSO PLATTNER VERWALTUNGS-GMBH

By:	/s/ Dr. Rouven Westphal
Name: Dr. Rouven Westphal
Title: Managing Director

HP VERMÖGENSVERWALTUNGS GMBH & CO. KG
By:	Hasso Plattner Verwaltungs-GmbH, as sole general partner

By:	/s/ Dr. Rouven Westphal
Name: Dr. Rouven Westphal
Title: Managing Director